Exhibit 23.3

CONSENT OF JMP SECURITIES LLC

We hereby consent to the inclusion of our draft letter dated                 , 2014 to the Board of Directors of Ashford Hospitality Trust, Inc. (“Ashford Trust”) as Appendix A to the Prospectus which forms a part of the Amendment No. 2 to the Registration Statement on Form S-4 of Ashford Inc. (Registration No. 333-197191) relating to the proposed spin off by Ashford Trust of Ashford, Inc., and references to such opinion in such Prospectus.  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “Experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ JMP Securities LLC

JMP SECURITIES LLC

San Francisco, CA
August 15, 2014